CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTING FIRM






TO:  The Certo Group LLC

     As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report dated April 18, 2005 relating to the financial statements of The Certo Group LLC and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  --------------------------------------------
                                      Russell Bedford Stefanou Mirchandani LLP



New York, New York
December 13, 2005